EXHIBIT 99.1

ARCH CAPITAL GROUP LTD. NAMES
MARC GRANDISSON
PRESIDENT AND CHIEF OPERATING OFFICER

HAMILTON, BERMUDA, November 11, 2015 – Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that Marc Grandisson will be promoted to the position of President and Chief Operating Officer, effective January 1, 2016. Mr. Grandisson joined the Company in 2001 and currently serves as Chairman and Chief Executive Officer of Arch Worldwide Reinsurance and Mortgage Groups. In his new role, Mr. Grandisson will continue to report to Dinos Iordanou, Chairman of the Board and Chief Executive Officer of ACGL, and will have responsibility for all of the Company’s operating units, insurance, reinsurance and mortgage. All other corporate functions, finance, investments and legal, will continue to report to Mr. Iordanou.

Mr. Iordanou commented, “The Board of Directors and I would like to congratulate Marc on his new role. He has done an outstanding job for us since joining the Company over 14 years ago, and his promotion is well deserved. With Marc’s guidance, our reinsurance and mortgage businesses have become significant participants in the marketplace, and he is an important member of our senior leadership team. Promoting from within the Company is confirmation of Arch’s commitment to our people, the importance we place on our unique culture, and the strength and depth of the management team we have built at Arch.”

Mr. Grandisson said, “I am excited and honored to take on this new role. I look forward to continuing to work closely with Dinos, our strong senior management team and the talented staff across our entire organization to continue to develop and expand our business and execute our long-term strategic plan. With Dave McElroy, Nicolas Papadopoulo and Andrew Rippert overseeing our insurance, reinsurance and mortgage operations, respectively, we have an extremely deep management team and I am very pleased that they will lead our business into the future.”

Mr. Grandisson, age 48, currently serves as Chairman and Chief Executive Officer of Arch Worldwide Reinsurance and Mortgage Groups and has been a member of the Company's Executive Strategy Committee. Prior to that, he served in various leadership roles at Arch Reinsurance Ltd., including as President and Chief Executive Officer. Before joining the Company, Mr. Grandisson held various senior positions at Berkshire Hathaway and F&G Re. Mr. Grandisson holds an M.B.A. from The Wharton School of the University of Pennsylvania, and is also a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.

Arch Capital Group Ltd., a Bermuda-based company with approximately $7.05 billion in capital at September 30, 2015, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.

Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
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Contact:    Arch Capital Group Ltd.
Mark D. Lyons
    (441) 278-9250

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